EXHIBIT 99.1

Integer Announces Term B Loan Repricing and Third Amendment to Credit Agreement

FRISCO, Texas, Nov. 07, 2017 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE:ITGR), a leading medical device outsource (MDO) manufacturer, today announced that it has completed a third amendment to its senior secured credit facilities to lower the interest rate margin on its Term B Loan Facility.

The third amendment reduces the applicable interest rate on the Term B Loan Facility by 25 basis points, from LIBOR + 3.50% to LIBOR + 3.25%. In addition, if the Company receives and maintains both a public corporate family credit rating from Moody’s of “B2” (stable outlook) and a public corporate credit rating from Standard & Poor’s of “B” (stable outlook), the applicable interest rate will decrease by an additional 25 basis points. The LIBOR floor remains at 1.00%. The amendment also includes a prepayment fee of 1.00% in the event of another repricing event (as defined in the senior secured credit facilities) on or before the six-month anniversary of this amendment. There is no change to maturities or covenants as a result of this repricing amendment. Additional information regarding the terms of the third amendment can be found in the Company’s Form 8-K filed with the Securities and Exchange Commission today.

“We are pleased to have amended our senior secured credit facilities to lower the applicable interest rate margin on our Term B Loan Facility,” said Gary Haire, Integer’s executive vice president and chief financial officer.  “We have continued to remain focused on delivering solid and sustainable cash flow, as well as accelerating our debt pay down to reduce leverage.  This interest rate margin reduction is expected to reduce annual interest expense by approximately $2.0 million on a pretax basis. We appreciate our lenders’ support in completing this amendment.”

About Integer™
Integer Holdings Corporation (NYSE:ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac, neuromodulation, orthopedics, vascular, advanced surgical and portable medical markets. The Company provides innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition, the Company develops batteries for high-end niche applications in energy, military, and environmental markets. The Company's brands include Greatbatch™ Medical, Lake Region Medical™ and Electrochem™. Additional information is available at www.integer.net.

Forward-Looking Statements
Some of the statements contained in this press release are not statements of historical or current fact. As such, they are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations, and these statements are subject to known and unknown risks, uncertainties and assumptions.

You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or “variations” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements, some of these factors include the following: our high level of indebtedness, our inability to pay principal and interest on this high level of outstanding indebtedness or to remain in compliance with financial and other covenants under our senior secured credit facilities, and the risk that this high level of indebtedness limits our ability to invest in our business and overall financial flexibility; our dependence upon a limited number of customers; customer ordering patterns; product obsolescence; our inability to market current or future products; pricing pressure from customers; our ability to timely and successfully implement cost reduction and plant consolidation initiatives; our reliance on third-party suppliers for raw materials, products and subcomponents; fluctuating operating results; our inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; product field actions or recalls; our inability to successfully consummate and integrate acquisitions and to realize synergies and benefits from these acquisitions and to operate these acquired businesses in accordance with expectations; our unsuccessful expansion into new markets; our failure to develop new products including system and device products; the timing, progress and ultimate success of pending regulatory actions and approvals; our inability to obtain licenses to key technology; regulatory changes, including health care reform, or consolidation in the healthcare industry; global economic factors including foreign currency exchange rates and interest rates; the resolution of various legal actions brought against the Company; and other risks and uncertainties that arise from time to time and are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the Securities and Exchange Commission. Except as may be required by law, we assume no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Investor Relations:
Amy Wakeham
IR@integer.net
214.618.4978

Media Relations:
Kelly Butler
kelly.butler@integer.net
214.618.4216